UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ovid Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

441 Ninth Avenue, 14th Floor

New York, NY 10001

April 24, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ovid Therapeutics Inc., a Delaware corporation (“Ovid”), to be held virtually on Thursday, June 6, 2024, at 10:00 a.m. Eastern time. We believe hosting a virtual meeting enables increased stockholder participation, while lowering the cost of conducting the Annual Meeting. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, ask questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/OVID2024. To participate in the Annual Meeting you will need the 16-digit control number located on the Notice of Internet Availability of Proxy Materials, your proxy card or voting instruction form. Details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Internet Availability.

Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2024 Annual Meeting of Stockholders and proxy statement.

We are pleased to once again offer our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the Notice of Annual Meeting, proxy statement, proxy card and our 2023 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials. By providing our proxy materials over the internet, we are reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or, if you request a paper proxy card, please mark, sign and date the proxy card when received and return it promptly in the envelope provided. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail. If you vote by proxy and also attend the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

On behalf of the Board of Directors and the employees of Ovid, we appreciate your investment in Ovid and urge you to cast your vote as soon as possible.

Sincerely,

/s/ Jeremy M. Levin

Jeremy M. Levin, DPhil, MB BChir
Chief Executive Officer

OVID THERAPEUTICS INC.

441 Ninth Avenue, 14th Floor

New York, New York 10001

(646) 661-7661

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 A.M. Eastern time

Date	Thursday, June 6, 2024

Virtual Meeting

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/OVID2024 and entering your control number (included in the Notice of Internet Availability of Proxy Materials mailed to you).

Purposes

The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1) To elect the nominees named in the attached proxy statement as directors, to serve on the Board for a three-year term.

(2) To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.

(3) To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

(4) To conduct any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date

The record date for the Annual Meeting is April 9, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

For the 10 days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose.

Voting by Proxy

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the Internet, or, if you request a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. If you vote by proxy and also attend the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

By order of the Board,

/s/ Thomas M. Perone

Thomas M. Perone General Counsel & Corporate Secretary

New York, New York
April 24, 2024

Website References

You may also access additional information about Ovid Therapeutics, Inc. at www.ovidrx.com and investors.ovidrx.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

i

OVID THERAPEUTICS INC.

441 Ninth Avenue, 14th Floor

New York, New York 10001

(646) 661-7661

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2024

AT 10:00 A.M. EASTERN TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials (“Notice”) on the Internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we have sent you a Notice because the Board of Directors of Ovid Therapeutics Inc. (the “Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ovid Therapeutics Inc. This proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2023 (collectively the “Proxy Materials”) are available to stockholders on the internet. Instructions on how to access the Proxy Materials over the internet or instructions on how to request a printed copy of the Proxy Materials may be found in the Notice.

The Notice will also provide instructions as to how a stockholder of record may access and review the Proxy Materials, on the website referred to in the Notice or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail to the stockholder of record. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings.

We intend to mail the Notice on or about April 24, 2024 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the internet on the same date.

As used in this proxy statement, “we,” “us,” “our” and “the Company” refer to Ovid Therapeutics Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 4, 2024.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 9, 2024 (the “Record Date”).

How do I attend the Annual Meeting?

To participate in the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/OVID2024 and enter the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures. If your shares are held by a broker and you do not have a control number, please contact your broker as soon as possible so that you can be provided with a control number.

What do I do if I have technical difficulties in connection with the Annual Meeting?

We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/OVID2024.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date may submit questions or comments. If you would like to submit a question, you may do so by accessing the Annual Meeting at www.virtualshareholdermeeting.com/OVID2024, logging in using the control number provided in the Notice and typing your question in the appropriate box in the meeting portal. We do not intend to post questions received during the Annual Meeting on our website.

In accordance with the rules of conduct, we ask that you limit your question to one brief question that is relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the Record Date be available?

For 10 days ending the day prior to the Annual Meeting, a list of our record stockholders as of the Record Date will be available for examination during ordinary business hours by any stockholder of record for a legally valid purpose by emailing us at corporatesecretary@ovidrx.com.

Who can vote at the Annual Meeting?

Only stockholders as of the Record Date, which we refer to as stockholders of record, will be entitled to vote online during the Annual Meeting. On the Record Date, a total of 70,810,661 shares of common stock were outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet. To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern time on June 5, 2024 to be counted.
•
By Telephone. Call (800) 690-6903 toll-free from the United States U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern time on June 5, 2024 to be counted.
•
By Proxy Card. Complete and mail the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive the proxy card before the Annual Meeting, we will vote your shares as you direct.
•
Online During the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/OVID2024 and providing your 16-digit control number from your Notice, proxy card or the instructions that accompanied your proxy materials, as applicable.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote during the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What am I voting on and what are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•
Proposal 1: FOR election of the two Class I director nominees (page 8)
•
Proposal 2: FOR advisory vote on the compensation paid to our named executive officers (page 18)

•
Proposal 3: FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 (page 20)

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by either completing your proxy card, by telephone or through the internet prior to 11:59 p.m., Eastern time on June 5, 2024, or during the virtual Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without making voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director (Proposal 1), “For” the advisory approval of the compensation paid to our named executive officers (Proposal 2), and “For” ratification of the selection of KPMG LLP as our independent registered public accounting firm (Proposal 3). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the applicable exchange rules, brokers, banks and other securities intermediaries that are subject to the rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. Proposals 1 and 2 are considered to be “non-routine” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 3 is considered to be a “routine” matter meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•
by submitting another properly completed proxy with a later date;
•
by transmitting a subsequent vote over the internet or by telephone prior to 11:59 p.m., Eastern time on June 5, 2024;
•
by attending the virtual Annual Meeting and voting online during the meeting;
•
by sending a timely written notice to our Corporate Secretary in writing to 441 Ninth Avenue, 14th Floor, New York, New York 10001 or by email to corporatesecretary@ovidrx.com, indicating that you are revoking your proxy; or
•
by attending the Annual Meeting virtually and voting electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your attendance at the virtual Annual Meeting does not revoke your proxy. Your last vote, whether prior to or during the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 70,810,661 shares outstanding and entitled to vote. Thus, the holders of 35,405,332 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on those matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.”

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1.	Election of directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect	Non-routine
2.	Advisory approval of the compensation paid to our named executive officers	“For” votes from the holders of a majority of the voting power of the shares present in person or virtually or represented by proxy and entitled to vote on the matter.	Against	No effect	Non-routine
3.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the shares present in person or virtually or represented by proxy and entitled to vote on the matter.	Against	Not applicable (1)	Routine
(1)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results during our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than June 12, 2024. If final voting results are not available by June 12, 2024, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Requirements for stockholder proposals to be brought before an Annual Meeting

Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary c/o Ovid Therapeutics Inc., 441 Ninth Avenue, 14th floor, New York, NY 10001. To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 6, 2025 and March 8, 2025; provided, however, that in the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2025 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2025 Annual Meeting. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at next year’s annual meeting of stockholders must be received by us not later than December 25, 2024 in order to be considered for inclusion in our proxy materials for that meeting.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Thomas M. Perone, our General Counsel and Corporate Secretary, at (646) 661-7661. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board currently is composed of six directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Each class of directors has a three-year term. Class I consists of Ms. Duncan and Dr. Poole, Class II consists of Mr. Friedman and Dr. Fitzgerald and Class III consists of Drs. Bernstein and Levin. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are two Class I directors whose term of office expires in 2024, Ms. Duncan and Dr. Poole. Upon the recommendation of the Nominating and Corporate Governance committee, our Board has nominated Ms. Duncan and Dr. Poole for election as director at the Annual Meeting. The biographies below under “Nominees” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that such nominee should continue to serve on the Board. Ms. Duncan and Dr. Poole are currently directors of the Company and were previously elected to our Board by our stockholders. If you elect Ms. Duncan and Dr. Poole, they will hold office until the annual meeting of stockholders in 2027 and until their respective successors have been duly elected and qualified, or, if sooner, until their deaths, resignation or removal. All nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or the nominees for directorship, pursuant to which such person was selected as a director or nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

It is our policy to encourage, but not require, directors and nominees for director to attend the Annual Meeting. Three members of the Board attended the 2023 annual meeting of the stockholders. We anticipate that a majority of the members of the Board will attend the virtual Annual Meeting.

Nominees

The brief biography below includes information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that such director should serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominees	Age	Term Expires	Position(s) Held	Director Since
Barbara Duncan	59	2024	Director	2017
Robert Michael Poole	67	2024	Director	2021

Barbara Duncan has served as a member of our Board since June 2017. She previously served as the Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc., a publicly held biopharmaceutical company from May 2009 to July 2016. Prior to Intercept, Ms. Duncan held various senior leadership roles of increasing responsibility at DOV Pharmaceutical, Inc., a biotechnology company, including Chief Financial Officer and ultimately serving as Chief Executive Officer prior to DOV’s sale to Euthymics Bioscience, Inc., a biopharmaceutical company, in 2010. Ms. Duncan has also held roles in the corporate finance groups at SBC Warburg Dillon Read, Inc. and Lehman Brothers Inc. She currently serves on the boards of directors of Halozyme Therapeutics, Inc., Atea Pharmaceuticals, Inc. and Fusion Pharmaceuticals Inc., and previously served on the board of directors of Adaptimmune Therapeutics plc, Immunomedics, Inc., Jounce Therapeutics, Inc., ObsEva SA, Innoviva, Inc. and Aevi Genomic Medicine, Inc. Ms. Duncan received her BS from Louisiana State University and her MBA from the Wharton School of the University of Pennsylvania. We believe that Ms. Duncan’s financial background and extensive experience in executive positions with several pharmaceutical companies combined with her experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities and gives her the qualifications, skills and financial expertise to serve on our Board.

Robert Michael Poole, MD, FACP has served on our Board since July 2021. Dr. Poole is a neurologist and internist with a successful career in large and small biotechnology companies developing medicines for diseases of the nervous system. Dr. Poole served in a series of scientific and senior leadership positions at Parke Davis, Pfizer (NYSE: PFE), Wyeth and at AstraZeneca (Nasdaq: AZN), where he led the Neuroscience Innovative Medicines Unit. Following these roles, he managed the Office of the

President for Global Health at The Bill and Melinda Gates Foundation where he focused on external investments and development of technology platforms. He has experience working as a venture partner at both Biomatics Capital and at Arch Ventures, where he helped source innovative investments in neuroscience and served portfolio companies in operating roles. He currently serves as an advisor to the Alzheimer’s Disease Diagnostic Initiative for Gates Ventures. He holds an MD from the University of California, San Diego School of Medicine and a BA from the University of California, Berkeley. He trained in internal medicine at Strong Memorial Hospital, University of Rochester and in neurology at the University of Michigan Medical Center. We believe that Dr. Poole’s extensive experience across neuroscience platforms and conditions, as well as his deep understanding of investment in innovations, qualifies him to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If the nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NAMED DIRECTOR NOMINEES.

Directors Continuing in Office

Set forth below are the names, ages and length of service as of the date of this proxy statement for the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age	Term Expires	Position(s) Held	Director Since
Karen Bernstein	71	2026	Director	2015
Jeremy M. Levin	70	2026	Chairman and Chief Executive Officer	2015
Kevin Fitzgerald	56	2025	Director	2021
Bart Friedman	79	2025	Director	2015

The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Dr. Karen Bernstein, PhD has served as a member of our Board since September 2015. Prior to joining us, Dr. Bernstein co-founded BioCentury Inc., a provider of scientific, clinical, regulatory, policy and business analysis and data for the biotechnology and pharmaceutical industries, where she served as Chairman and Editor-in-Chief from its inception in August 1992 to August 2015, and continues to serve as Chairman. Dr. Bernstein is a trustee of the Keck Graduate Institute, a director at the Clinical Path Institute, a member of the board of overseers of Scripps Research and a director at Mind What Matters, a non-profit dedicated to aiding caregivers for Alzheimer’s disease patients. She previously served on the boards of directors of Vitae Pharmaceuticals, Inc., which was acquired by Allergan Holdco US Inc., Codiak Biosciences Inc. and Achaogen Inc. Dr. Bernstein earned her BA in Politics and History from Brandeis University and her Ph.D. in Political Science from Stanford University. We believe Dr. Bernstein’s extensive knowledge of the life sciences industry qualifies her to serve on our Board.

Dr. Jeremy Levin, DPhil, MB BChir has been our chief executive officer since March 2015 and chairman of our Board since April 2014. Prior to joining us, Dr. Levin joined Teva Pharmaceutical Industries Ltd., a publicly held pharmaceutical company, from January 2012 and was president and chief executive officer until October 2013. From September 2007 to December 2011, Dr. Levin held several roles at Bristol-Myers Squibb Company, a publicly held pharmaceutical company, ultimately serving as the senior vice president of strategy, alliances and transactions. Dr. Levin also served as a member of the executive committee at Bristol-Myers Squibb Company where he was the architect of and implemented the String of Pearls Strategy which transformed the company. Prior to that, Dr. Levin served as global head of strategic alliances at Novartis Institutes for Biomedical Research, Inc., a division of Novartis AG, from 2002 to 2007. Previously, he served on the board of directors of various public and private biopharmaceutical companies. Dr. Levin is currently Chairman of Opthea Limited (Nasdaq: OPT; ASX: OPT) a public biotechnology company based in Australia. Dr. Levin previously served on public company boards of directors, including Biocon, H. Lundbeck A/S and was the previous chairman and on the board of the Biotechnology Innovation Organization. Dr. Levin has practiced medicine as a physician at university hospitals in England, South Africa and Switzerland. Dr. Levin earned his BA in zoology, an MA in cell biology and DPhil in chromatin structure, all from University of Oxford, and his MB and BChir from the University of Cambridge. We believe Dr. Levin’s extensive experience in the global biotechnology and pharmaceutical industry qualifies him to serve on our Board.

Kevin Fitzgerald, PhD has served as a member of our Board since October 2021. Dr. Fitzgerald has 25 years of successful drug discovery experience and currently serves as Executive Vice President, the Chief Scientific Officer, Head of Research and Early Development at Alnylam Pharmaceuticals. He joined Alnylam in 2005 after a seven-year tenure at Bristol Myers Squibb. At Alnylam, Dr. Fitzgerald and his teams discovered and clinically validated two different modes of siRNA delivery, and he has been instrumental in the development of a novel pipeline of approved and progressing RNAi therapeutics. Dr. Fitzgerald is a prolific inventor. He is co-inventor on many of Alnylam’s, technologies, marketed, and pipeline programs. He has co-authored more than 50 peer-reviewed papers, which have been published in prestigious journals including, Nature, Cell, and the New England Journal of Medicine. Dr. Fitzgerald received his BS from Cornell University and his PhD from Princeton University. We believe that Dr. Fitzgerald’s expertise with small molecules and his experience transforming science and novel technologies into commercial medicines, qualifies him to serve on our Board.

Bart Friedman, JD has served as a member of our Board since November 2015 and is our lead independent director. Mr. Friedman is Senior Counsel at Cahill Gordon & Reindel LLP, a New York based law firm, where he spent over 50 years of his career, including as a partner. Mr. Friedman’s practice focuses on corporate governance investigations and advisory and crisis advisory. Mr. Friedman is currently the Chair of the Board of Giant Eagle, Inc.. Earlier in his career, Mr. Friedman worked at the Securities and Exchange Commission, initially as Special Counsel and later as Assistant Director. Mr. Friedman previously served as Chairman of the board of directors of the Sanford C. Bernstein Mutual Funds and as lead independent director of the board of directors of Allied World Assurance Holdings. Mr. Friedman earned his AB from Long Island University and his JD from Harvard Law School and served for one year on the Research Faculty of Harvard Business School. We believe Mr. Friedman’s broad experience advising financial institutions, global corporations and boards of directors of publicly held companies qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Diversity

In accordance with applicable listing requirements of The Nasdaq Stock Market (“Nasdaq listing standards”), the following table presents our Board diversity statistics as of April 24, 2024. Each of the categories listed in the table below has the meaning as it is described to it in Rule 5605(f) of the Nasdaq listing standards. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on April 27, 2023.

Total Number of Directors: 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	-	-
Part II: Demographic Background
White	2	4	-	-

Board Independence

As required under Nasdaq listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all of our directors whose terms continue beyond the Annual Meeting, except Dr. Levin, by virtue of his position as our Chief Executive Officer, is an independent director within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors or the nominee for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Director Expertise and Skills Matrix

The graphic below identifies certain key expertise and skills possessed by our current directors.

Leadership Structure and Risk Oversight

The Board is currently chaired by Dr. Levin, our Chief Executive Officer. The Board has also appointed Mr. Friedman as lead independent director. The Board believes that combining the positions of Chief Executive Officer and Chairperson helps to ensure that the Board and management act with a common purpose. In the Board’s view, separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, the Board believes that combining the positions of Chief Executive Officer and Chairperson provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Chairperson is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.

The Board appointed Mr. Friedman as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairperson: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Chairperson, preside over meetings of the independent directors, act as liaison between the Chairperson and the independent directors, consult with the Chairperson in planning and setting schedules and agendas for Board meetings to be held during the year, and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Board believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairperson, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Board believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Chairperson.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight.

In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s risk management, risk assessment and major risk exposures, including compliance with ethical standards adopted by the Company. In addition, the Audit Committee considers management risks relating to financial, accounting, operational, tax, privacy and cybersecurity and information technology risks and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit controls. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

Our Board held six meetings during the fiscal year ended December 31, 2023. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Dr. Poole was unable to attend one Board meeting that occurred during his tenure on the Board during 2023 due to professional conflicts with the scheduled meeting time.

As required under applicable Nasdaq listing standards, in fiscal 2023, our independent, non-employee directors met five times in regularly scheduled executive sessions, at which only independent directors were present. Mr. Friedman, the lead independent director, presided over the executive sessions and served as the liaison between the independent directors and the Chief Executive Officer and Chairman.

Board Committees

Overview

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is described more fully below. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors – Governance” section of our website, www.ovidrx.com.

Independent Governance of Board Committees

Audit

- Chaired by independent Director, Barbara Duncan
- 100% of members are "super" independent
- Oversees corporate accounting, financial reporting processes, systems of internal control over financial reporting, and audits of financial statements
- Evaluates the qualifications, independence and performance of independent auditors
- Review and assesses our risk management, risk assessment and major risk exposures

Compensation

- Chaired by independent Director, Karen Bernstein
- 100% of members meet enhanced independence requirements
- Oversees our compensation philosophy, and reviews the compensation paid to our CEO, other executive officers and non-employee directors

Nominating & Corporate Governance

- Chaired by Lead Independent Director, Bart Friedman
- 100% of members are independent
- Identifies, evaluates and recommends candidates to serve on our Board consistent with the criteria approved by Board
- Oversees our corporate governance policies and practices
- Assesses the performance of the Board and the committees of our Board

Committee Membership

The following table provides membership and meeting information for the year ended December 31, 2023 for each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Karen Bernstein, PhD	X	X*	X
Barbara Duncan†	X*		X
Kevin Fitzgerald, PhD			X
Bart Friedman, JD^†	X	X	X*
Robert Michael Poole, MD	X	X
Total meetings in 2023	4	4	2

^ Lead Independent Director

† Financial Expert

* Committee Chair

Description of Board Committees

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes, systems of internal control, audits of its financial statements and the integrity of the Company's financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•
evaluating the performance of and assesses the qualifications of the auditors;
•
determining whether to retain or terminate the existing auditors or to appoint and engage new auditors;
•
determining and approving the engagement of the auditors;
•
reviewing and approving the retention of the auditors to perform any proposed permissible non-audit services;

•
monitoring the rotation of partners of the auditors on the Company’s audit engagement team as required by applicable law;
•
conferring with management and the auditors regarding the effectiveness of internal control over financial reporting, including the adequacy and effectiveness of the Company’s information and cybersecurity policies;
•
establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•
reviewing the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, and a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Drs. Bernstein and Poole, Ms. Duncan and Mr. Friedman served as members of the Audit Committee during 2023, with Ms. Duncan serving as chair of the committee. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board also determined that Mr. Friedman and Ms. Duncan were each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq.

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, as applicable, the overall compensation strategy and policies for the Company, including:

•
reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our chief executive officer;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
•
reviewing and approving the compensation of our other executive officers and certain other members of senior management, as appropriate;
•
reviewing and making recommendations to the Board with respect to director compensation;
•
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•
conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•
administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; and
•
reviewing and discussing with management the compensation-related disclosure to be included in our annual proxy statement or Annual Report on Form 10-K.

Drs. Bernstein and Poole and Mr. Friedman served as members of the Compensation Committee during 2023, with Dr. Bernstein serving as chair of the committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Chief Human Resources Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Alpine Rewards, LLP (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and non-employee directors at companies in our peer group. Our management did not have the ability to direct the Consultant’s work.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined performance cash incentive payments and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•
reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board, as well as monitoring the size of the Board;
•
recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;
•
assessing the performance of management and the Board; and
•
developing a set of corporate governance guidelines for the Company.

Drs. Bernstein and Fitzgerald, Ms. Duncan, and Mr. Friedman served as members of the Nominating and Corporate Governance Committee during 2023, with Mr. Friedman serving as chair of the committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time-to-time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level and quality of participation, and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Corporate Secretary at c/o Ovid Therapeutics Inc., 441 Ninth Avenue, 14th Floor, New York, NY 10001. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws and “Questions and Answers About These Proxy Materials and Voting – When are stockholder proposals due for next year’s annual meeting of stockholders?” above.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Ovid Therapeutics Inc.

Audit Committee

Barbara Duncan, Chair

Karen Bernstein, PhD

Bart Friedman, JD

Robert Michael Poole, MD

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.ovidrx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines is available on our website at www.ovidrx.com under the heading “Investors–Governance.”

Policy Prohibiting Hedging and Pledging

Pursuant to our insider trading policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

Clawback Policy

On November 7, 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at www.ovidrx.com under the heading “Investors – Governance.”

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2023 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby Approved.”

The vote is advisory and therefore not binding on the Board or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders.

Vote Required

Advisory (non-binding) approval of our executive compensation requires the approval of the holders of a majority of the voting power of the shares present in person, virtually or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “Against” this proposal.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2015. A representative of KPMG LLP is expected to be available during the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual will be required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a vote “Against” this proposal.

Independent Registered Public Accounting Firm Fees

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022, by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	2023	2022
Audit fees(1)	$751,000	$1,118,428
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$751,000	$1,118,428

(1)
Audit fees consist of fees for quarterly reviews and annual audit of our financial statements. Fees for 2022 also included those related to the audit of internal controls over financial reporting.

Pre-Approval Policies and Procedures

Our Audit Committee approves audit and pre-approves non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•
all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;
•
such services were not recognized as non-audit services at the time of the relevant engagement; and
•
such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chairperson of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chairperson shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

Executive Officers

The following table sets forth information regarding our executive officers as of the date of this proxy statement:

Name	Age	Position(s)
Jeremy M. Levin, DPhil, MB BChir	70	Chairman of the Board and Chief Executive Officer
Thomas M. Perone, JD, MBA	59	General Counsel, Chief Compliance Officer and Corporate Secretary
Jeffrey Rona	55	Chief Business and Financial Officer
Jason Tardio, MBA	47	Chief Operating Officer

Biographical information for Dr. Levin is included above with the director biographies under the caption “Directors Continuing in Office.”

Thomas M. Perone, JD, MBA has served as our General Counsel, Chief Compliance Officer and Corporate Secretary since March 2019. He previously served at Celgene Corporation from April 2006 to May 2018 in positions of increasing levels of responsibility, most recently as vice president, assistant general counsel and assistant corporate secretary, where he was responsible for corporate securities matters; transactional matters including mergers, acquisitions and licensing opportunities; and contracting matters for North and South America, including supporting Celgene’s clinical, manufacturing and commercial teams. Prior to joining Celgene, he was a senior legal director at ImClone Systems Inc. from 2001 to 2006 and began his legal career as an associate attorney at Proskauer Rose LLP from 1997 to 2001. Mr. Perone received a BSc in mechanical engineering from Rutgers University, an MBA from Fairleigh Dickinson University and a JD with honors from Seton Hall University School of Law.

Jeffrey Rona has served as our Chief Business and Financial Officer since June 2021 and as our Chief Business Officer since September 2020. He is responsible for leading Ovid’s capital formation with investor groups and strategic corporate partnerships. Mr. Rona previously served as consulting chief financial officer, beginning in August 2019, to assist us with strategic financings. Mr. Rona also worked as a managing director with Danforth Advisors, LLC, a strategic consulting firm for life sciences companies, from October 2017 through September 2020. Prior to that, Mr. Rona was the chief financial officer for Great Basin Scientific, Inc., a molecular diagnostics company, from October 2014 through October 2017. Mr. Rona’s over 30 years of experience also includes senior leadership positions with GlobeImmune, Inc., AlgoRx Pharmaceuticals, Inc., and Agenus Inc. formerly, Antigenics Inc (Nasdaq: AGEN). Additionally, he serves as a board member and the audit committee chair of S&W Seed Company (Nasdaq: SANW). Mr. Rona began his career at Coopers & Lybrand LLP and UBS Investment Bank, and holds a BS in accounting from Case Western Reserve University.

Jason Tardio, MBA has served as our Chief Operating Officer since June 2021 and previously as our Chief Commercial Officer from November 2019 until June 2021. Before joining us, Mr. Tardio served as Vice President, Head of the Multiple Sclerosis franchise at Novartis from September 2018 to November 2019 where he was responsible for developing and managing all aspects of the U.S. commercial plan, brand profit and loss, strategy development, and go-to-market modeling. Prior to Novartis, Mr. Tardio held roles of increasing responsibility at Biogen from 2009 to September 2018 where most recently he served as GM, Managing Director for Biogen’s Latin America South affiliate. Mr. Tardio’s extensive commercial experience in the biopharmaceutical industry began with various positions at Sepracor Inc. and at Wyeth Ayerst Laboratories, where he served in sales, sales training and marketing roles. Mr. Tardio holds a BS from The College of New Jersey and an MBA in Pharmaceutical Marketing from St. Joseph’s University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Overview

Our executive officer compensation structure is designed to align executive performance with long-term value creation for stockholders. It is our executive compensation strategy to align executive officer performance with strategic corporate goals and the achievement of corporate milestones. As described below, we consider, the majority of executive compensation to be “at risk” meaning such compensation is based upon performance and stock price rather that in the form of guaranteed compensation.

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years, as applicable, regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeremy Levin, DPhil, MB BChir	2023	625,296	1,106,520	390,810	13,920	2,136,546
Chief Executive Officer	2022	607,083	2,204,217	303,542	12,920	3,127,762
Jeffrey Rona	2023	492,128	322,735	255,907	13,200	1,083,970
Chief Business & Financial Officer	2022	473,200	923,088	189,280	23,800	1,609,368
Thomas M. Perone	2023	494,940	322,735	237,571	13,200	1,068,446
General Counsel & Corporate Secretary (5)

(1)
The amounts reported in this column represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”). See Note 8 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)
See “—Narrative Disclosure to the Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)
The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of Company corporate objectives and individual goal achievements and other factors deemed relevant by the Board and Compensation Committee. For additional information, see “–Narrative Disclosure to the Summary Compensation Table – Annual Performance-Based Cash Compensation.”
(4)
The amounts reflect matching contributions made by us to the respective 401(k) plan accounts.
(5)
Mr. Perone was not a named executive officer in 2022 and, thus, only 2023 compensation information is presented.

Narrative Disclosure to the Summary Compensation Table

Our Compensation Committee reviews compensation annually for all executive officers, including our named executive officers. In setting executive base salaries and annual cash incentives and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company.

The Compensation Committee has historically determined our named executive officers’ compensation and has typically reviewed and discussed management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer.

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Other than Dr. Levin, none of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. Our employment agreement with Dr. Levin provides for his base salary to be at least within the 75th percentile of base salaries of the peer group public company chief executive officer in accordance with Radford or another reputable compensation consultant selected by the Board in its sole discretion. See “—Employment Arrangements” for additional information.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. We believe that equity awards provide our named executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. Historically, we have used stock option grants for this purpose because we believe they are an effective means by which to align the long-term interests of our named executive officers with those of our stockholders. The use of options can also provide tax and other advantages to our named executive officers relative to other forms of equity compensation.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our named executive officers, as well as for our other employees.

In connection with our annual grant process, on February 23, 2023, our Compensation Committee granted each of Dr. Levin, Mr. Rona, and Mr. Perone an option to purchase 600,000 shares, 175,000 shares, and 175,000 shares of our common stock, respectively, at an exercise price of $2.50 per share under the 2017 Equity Incentive Plan. Twenty-five percent of the shares subject to each option award vested on the one-year anniversary of the grant date and the remaining shares subject to such option awards will vest in 36 equal monthly installments thereafter, subject to the executive’s continuous service to us through each vesting date.

Annual Performance-Based Cash Compensation

The annual incentive plan for executive officers is a cash-based plan that rewards named executive officers for the achievement of key short-term objectives. The structure of the annual cash plan incentivizes named executive officers to achieve annual financial and operational results that the Compensation Committee views as critical to the execution of our business strategy. Under the 2023 program, each named executive officer was eligible for an annual cash incentive based on the percentage attainment of our 2023 corporate goals established by our Board in its sole discretion and communicated to each officer. Each named executive officer is assigned a target cash incentive opportunity, expressed as a percentage of their annual base salary, which for 2023 was 50% for Dr. Levin, 40% for Mr. Rona, and 40% for Mr. Perone.

For 2023, the Compensation Committee determined that 125% of the corporate objectives were achieved. Dr. Levin’s target cash incentive payment is calculated 100% on fulfilment of corporate objectives and therefore he received 125% of his target cash incentive. Mr. Rona’s and Mr. Perone’s target cash incentive payments are calculated 80% on fulfilment of corporate objectives and 20% on fulfilment of individual objectives. The Compensation Committee determined that Mr. Rona achieved 150% of his individual objectives providing Mr. Rona with a total achievement of 130% of target. The Compensation Committee determined that Mr. Perone achieved 100% of his individual objectives providing Mr. Perone with a total achievement of 120% of target. These annual cash incentive payments are reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation."

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2023:

	Option Awards
Name and Principal Position	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Option Exercise Price ($)	Option Expiration Date
Jeremy M. Levin, DPhil, MB BChir	6/8/2015	6/8/2015	372,093	—		8.20	6/8/2025
	7/11/2016	1/1/2016	186,046	—		6.26	7/11/2026
	1/19/2017	1/1/2017	232,558	—		8.50	1/19/2027
	1/19/2018	1/1/2018	290,000	—		9.18	1/19/2028
	2/24/2019	2/24/2019	250,000	—		1.89	2/24/2029
	12/18/2019	12/18/2019	600,000	—		4.42	12/18/2029
	12/17/2020	12/17/2020	487,500	162,500	(1)(2)	2.82	12/17/2030
	2/3/2022	2/3/2022	287,500	312,500	(1)(2)	2.72	2/3/2032
	4/8/2022	4/8/2022	352,703	70,541	(1)(3)	3.22	4/8/2032
	2/23/2023	2/23/2023	—	600,000	(1)(3)	2.50	2/23/2033
Jeffrey Rona	9/30/2020	9/30/2020	264,062	60,938	(1)(2)	5.74	9/30/2030
	10/11/2020	10/11/2020	20,000	—		5.65	10/11/2030
	12/17/2020	12/17/2020	131,250	43,750	(1)(2)	2.82	12/17/2030
	6/2/2021	06/02/2021	62,500	37,500	(1)(2)	4.42	6/02/2031
	2/3/2022	2/3/2022	104,817	113,933	(1)(2)	2.72	2/3/2032
	4/8/2022	4/8/2022	161,999	32,400	(1)(3)	3.22	4/8/2032
	4/8/2022	4/8/2022	4,166	5,834	(1)(2)	3.22	4/8/2032
	2/23/2023	2/23/2023	—	175,000	(1)(2)	2.50	2/23/2033
Thomas M. Perone, JD, MBA	4/03/2019	4/3/2019	125,000	—		1.92	4/3/2029
	12/18/2019	12/18/2019	100,000	—		4.42	12/18/2029
	1/1/2020	1/1/2020	73,437	1,563	(1)(2)	4.15	1/1/2030
	5/5/2020	5/5/2020	44,000	—		3.66	5/5/2030
	10/11/2020	10/11/2020	20,000	—		5.65	10/11/2030
	12/17/2020	12/17/2020	131,250	43,750	(1)(2)	2.82	12/17/2030
	2/3/2022	2/3/2022	83,854	91,146	(1)(2)	2.72	2/3/2032
	4/8/2022	4/8/2022	21,165	4,234	(1)(3)	3.22	4/8/2032
	4/8/2022	4/8/2022	4,166	5,834	(1)(2)	3.22	4/8/2032
	2/23/2023	2/23/2023	—	175,000	(1)(2)	2.50	2/23/2033

(1)
Pursuant to the named executive officer's employment agreement, any unvested shares underlying his option will become fully vested and exercisable upon a change in control or a covered termination (as each term is defined in his employment agreement).
(2)
25% of the shares underlying this option vested on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter.

(3)
25% of the shares underlying this option vested on the 6-month anniversary of the vesting commencement date and the remainder vest in 18 equal monthly installments thereafter.

Employment Arrangements

Below are descriptions of the key terms of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our Company. Refer to “—Change in Control Payments and Benefits” below for further description of each named executive officers’ termination benefits. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement.

Dr. Levin

We entered into an amended and restated employment agreement with Dr. Levin, which became effective on May 4, 2017. Pursuant to this agreement, Dr. Levin is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance cash incentive payment of at least 50% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. In addition, if our Board determines that 100% of our written objectives and Dr. Levin’s individual objectives have been achieved for a given calendar year, Dr. Levin’s agreement provides that his base salary shall be adjusted for the following calendar year such that it is approximately equal to the 75th percentile of base salaries of peer group public company chief executive officers, as determined by our compensation consultant. Effective January 1, 2023, Dr. Levin’s annual base salary was increased from $607,083 to $625,295. Additionally, Dr. Levin is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.

Mr. Rona

We entered into an employment agreement with Mr. Rona, which became effective on September 30, 2020. Pursuant to this agreement, Mr. Rona is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance cash incentive payment of up to 40% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Effective January 1, 2023, Mr. Rona’s annual base salary was increased from $473,200 to $492,128. Additionally, Mr. Rona is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.

Mr. Perone

We entered into an amended and restated employment agreement with Mr. Perone, which became effective on January 1, 2020. Pursuant to this agreement, Mr. Perone is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance cash incentive payment of up to 40% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Additionally, Mr. Perone is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary.

Termination Payments and Benefits

Under the terms of their respective employment agreements, certain of our named executive officers are eligible to receive the following severance payments and benefits upon a termination without “cause” or due to “permanent disability,” or upon “resignation for good reason,” each as defined below, or in the case of Dr. Levin due to death, contingent upon the named executive officer’s delivery to us of a satisfactory release of claims:

•
A severance amount, for Dr. Levin, equal to the sum of named executive officer’s monthly base salary plus one-twelfth of the target annual performance cash incentive payment paid to the named executive officer for the year preceding the year in which the termination occurs, multiplied by 36, payable over 36 months following termination in accordance with our standard payroll procedures; for Mr. Rona, equal to the sum of named executive officer’s monthly base salary, multiplied by 12, payable over 12 months following termination in accordance with our standard payroll procedures; and for Mr. Perone, equal to the sum of named executive officer’s monthly base salary, multiplied by 12, payable over 12 months following termination in accordance with our standard payroll procedures.
•
A monthly taxable cash payment equal to the premiums for the named executive officer, his spouse and his dependents for coverage under our group health plan in effect on the termination date, grossed up for all taxes owed by the named executive officer on such payment, for 36 months following termination for Dr. Levin, for 12 months following termination for Mr. Rona for 12 months following termination for Mr. Perone and for 12 months following termination.
•
The vesting of all outstanding stock options and any other equity incentive awards held by Dr. Levin or as of the termination date will be accelerated in full, the period during which each stock option may be exercised will be extended to the latest date permitted under the 2014 Plan, and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Levin under any other stock award pursuant to any equity incentive plan of the Company will lapse.
•
The reimbursement of legal fees incurred in connection with review of the release agreement of up to $50,000 for Dr. Levin.
•
Administrative and secretarial support, for Dr. Levin, for 36 months following the termination date, or such earlier date, when such executive obtains new full-time employment with administrative support.

Change in Control Payments and Benefits

Under the terms of the employment agreements, certain of our named executive officers are eligible to receive certain payments and benefits in connection with a “change in control,” as defined below, in lieu of the severance payments and benefits described above.

Dr. Levin. If Dr. Levin is our employee on the date of a change in control, he will be eligible to receive a cash incentive payment equal to the sum of Dr. Levin’s monthly base salary plus one-twelfth of the target annual performance cash incentive payment paid to Dr. Levin for the year preceding the year in which the change in control occurs, multiplied by 36, payable over 36 months in accordance with our standard payroll procedures. In addition, upon a change in control, the vesting of all outstanding stock options and other equity incentive awards held by Dr. Levin as of the date of the change in control will be accelerated in full, and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Levin under any other stock award pursuant to any equity incentive plan of the Company will lapse.

Mr. Rona. If Mr. Rona is terminated within three months prior to, upon or within 12 months following a change in control, he will be eligible to receive the benefits described above under “— Termination Payments and Benefits.” In addition, any unvested shares underlying his options will become fully vested and exercisable upon such a change in control termination and any reacquisition or repurchase rights applicable to any shares issued or issuable to Mr. Rona under any other stock award pursuant to any equity incentive plan of the Company will lapse.

Mr. Perone. If Mr. Perone is terminated within three months prior to, upon or within 12 months following a change in control, he will be eligible to receive the benefits described above under “—Termination Payments and Benefits.” In addition, any unvested shares underlying his options will become fully vested and exercisable upon such a change in control termination and any reacquisition or repurchase rights applicable to any shares issued or issuable to Mr. Perone under any other stock award pursuant to any equity incentive plan of the Company will lapse.

For purposes of the employment agreement with Dr. Levin:

•
“cause” means a determination by us based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of our confidential information or trade secrets, which use or disclosure causes harm to the Company; (ii) material breach of any agreement to which we and the named executive officer are a party resulting in harm to the Company; (iii) failure to comply with our written policies or rules resulting in material harm to the Company; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state; (v) negligence or willful misconduct relating to the named executive officer’s performance of his duties on behalf of the Company resulting in material harm to the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving written notification of the failure from the Board; (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or our directors, officers or employees, if we have requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer; (viii) violation of employee or ethical guidelines including, without limitation, violations of business practices and ethics commonly in place in similar companies in the United States; or (ix) violation of the code of conduct as stipulated and agreed to in the signed Lundbeck agreement, dated as of March 25, 2015, with H. Lundbeck A/S. With respect to clause (vi), Dr. Levin will be given written notice from the Board.

For purposes of the employment agreements with Mr. Rona, and Mr. Perone:

•
“cause” means a determination by us based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of our confidential information or trade secrets; (ii) material breach of any agreement to which we and the named executive officer are a party; (iii) material failure to comply with our written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State; (v) negligence or willful misconduct relating to the named executive officer’s performance of his duties on behalf of the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving thirty (30) days’ written notification of the failure from us if such breach is not cured (if curable) during that thirty (30) day period; (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or our directors, officers or employees, if hawse have requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer; (viii) violation of employee or ethical guidelines including, without limitation, violations of business practices and ethics commonly in place in similar companies in the United States; or (ix) violation of our code of conduct and/or any contractual code of conduct to which we are obligated.

For purposes of each of the employment agreements with Dr. Levin, Mr. Rona, and Mr. Perone:

•
“change in control” means: (i) the acquisition by a natural person or entity of our securities representing more than 50% of our combined voting power other than by a merger, consolidation or similar transaction, except for certain transactions that are primarily a private financing for the Company or that result in an increase to the level of ownership above the specified level solely as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own, directly or indirectly, more than 50% of the combined voting power of the surviving entity or its parent; (iii) a consummated sale, lease, license or other disposition of all or substantially of our assets other than to certain related parties; or (iv) for Dr. Levin, the approval of a plan of complete dissolution or liquidation of the Company by the Board or the stockholders of the Company, or the complete dissolution or liquidation of the Company.
•
“resignation for good reason” means the named executive officer’s resignation from all employee positions he then holds with us within 90 days following any of the following events taken without the named executive officer’s consent, provided the named executive officer has given us written notice of the event within 30 days after the first occurrence of the event and we have not cured the event within 30 days thereafter:
➣
a material decrease in the named executive officer’s annual base salary, other than in connection with a decrease in compensation for all comparable executives of the Company;
➣
a relocation of the named executive officer’s principal place of work outside of a 50-mile radius of its current location; or
➣
our material breach of the named executive officer’s employment agreement;
➣
for Dr. Levin, the material diminishment of his duties or responsibilities (not simply a change in title or reporting relationship), other than in connection with a change in control following which the Company survives as a separate legal entity or business unit and he holds materially the same position in the legal entity or business unit as he held before the change in control.
➣
“permanent disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

In addition, Dr. Levin’s stock option agreement for his grant in June 2015 provides that upon a change in control, in addition to the accelerated vesting provisions set forth in his employment agreement, the period during which Dr. Levin’s stock options may be exercised will be extended through the end of the 10-year term of the stock option. The equity awards that we have granted, and may in the future grant, to our named executive officers under our equity incentive plans are also subject to the termination and change in control provisions of such plans.

Health and Welfare Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees.

401(k) Retirement Plan

We maintain a defined contribution retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions, which are not taxable when distributed). Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $22,500 for 2023. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2023 may be up to an additional $7,500 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits and a vesting schedule. We make matching contribution equal to 100% of salary deferrals that do not exceed 3% of compensation plus 50% of salary deferrals between 3% and 5% of compensation.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, as amended from time to time. Each non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:

•
each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, receives an additional annual retainer of $7,500 for audit member, and $5,000 for each other committee member; and
•
each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $15,000 for audit chair and $12,500 for each other committee chair.

In addition, the lead independent director receives an additional annual retainer of $20,000.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, each non-employee director elected to the Board will receive an initial one-time option to purchase 30,000 shares of our common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the director’s continued service as a director. Further, on the day that the Board or Compensation Committee grants annual equity awards to our executive officers and other employees, each non-employee director who is serving as a member of the Board on such date will be automatically, and without further action by the Board or Compensation Committee, be granted a stock option to purchase 15,000 shares of our common stock. The shares subject to each such stock option will vest in full on the date that is 12 months after the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Director Compensation

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2023 for their service on our Board. Directors who are or were also our employees receive no additional compensation for their service as directors and are not set forth in the table below. The compensation for Dr. Levin as an executive officer is set forth above under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)	Total ($)
Karen Bernstein, PhD	65,000		26,661	91,661
Barbara Duncan	60,000		26,661	86,661
Kevin Fitzgerald, PhD	45,000		26,661	71,661
Bart Friedman, JD	77,500	(3)	26,661	104,161
Robert Michael Poole, MD	52,500		26,661	79,161

(1)
The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with ASC 718. See Note 8 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)
The following table provides information regarding the aggregate number of stock option awards granted to our non-employee directors that were outstanding as of December 31, 2023:

Name	Option Awards Outstanding at Year-End (#)
Karen Bernstein, PhD	202,224
Barbara Duncan	93,479
Kevin Fitzgerald, PhD	36,666
Bart Friedman, JD	202,224
Robert Michael Poole, MD	39,166

(3) Includes compensation as a member of our Nominating and Corporate Governance Committee rather than as a Chair at the direction of Mr. Friedman.

ITEM 402(V) PAY VERSUS PERFORMANCE

In accordance with Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”), and non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The amounts set forth below under the headings “CAP to PEO” and “Average CAP to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules, and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO(1) ($)	CAP to PEO(1)(2)(6)(7) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average CAP to Non-PEO NEOs(2)(3)(6)(7) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) ($)	Net (Loss) Income ($)
						(in millions) (5)
2023	2,136,546	2,983,069	1,076,208	1,413,175	139.39	(52.3)
2022	3,127,762	1,422,028	1,421,609	777,733	80.52	(54.2)
2021	847,069	1,687,285	802,712	1,031,339	138.96	122.8

(1)
We are a smaller reporting company pursuant to Rule 405 of the Securities Act, and as such, we are only required to include information for the past three fiscal years in this table

(2)
Our PEO reflected in these columns and for each of the applicable fiscal years is Dr. Levin.
(3)
In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with ASC 718 and did not materially differ from those disclosed at the time of the grant.
(4)
Our Non-PEO NEOs reflected in these columns are (a) for fiscal year 2023 Mr. Rona and Mr. Perone, (b) for fiscal year 2022, Mr. Rona and Mr. Tardio and (c) for fiscal year 2021, Mr. Rona and Mr. Perone.
(5)
The Total Shareholder Return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 through the end of the applicable fiscal year on the same cumulative basis as is used in Item 201(e) of Regulation S-K.
(6)
The amounts reflected in this column represent the net (loss) income reflected in our audited financial statements for each applicable fiscal year.
(7)
For fiscal year 2023, the CAP to the PEO and the Average CAP to the Non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2023, computed in accordance with Item 402(v) of Regulation S-K:

	PEO ($)	Non-PEO NEOs
		(Average) ($)
Total Compensation Reported in 2023 Summary Compensation Table	2,136,546	1,076,208
Less, Grant Date Fair Value of Option Awards Reported in the 2023 Summary Compensation Table	(1,106,520)	(322,735)
Plus, Year-End Fair Value of Awards Granted in 2023 that are Outstanding and Unvested at the End of 2023.	1,240,740	361,883
Plus, Change in Fair Value from the End of 2022 to the End of 2023 of Awards Granted in Prior Years that are Outstanding and Unvested at the End of 2023	236,214	120,601
Plus, Vesting Date Fair Value of Awards Granted in 2023 that Vested in 2023	-	-
Plus, Change in Fair Value of Awards from the End of 2022 to Vesting Date Granted in Prior Years that Vested in 2023	476,089	177,219
Less, 2022 Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2023	-	-
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2023 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2023)	-	-
CAP for Fiscal Year 2023	2,983,069	1,413,175

Pay versus Performance Comparative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the table above.

Compensation Actually Paid and Company Total Shareholder Return

The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid and Net (Loss) Income

The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our net (loss) income over the three most recently completed fiscal years.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	1,663,597	7.84	—	(1)
2017 Equity Incentive Plan	13,460,949	3.37	4,400,759	(2)
2017 Employee Stock Purchase Plan	—	—	352,846	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	15,124,546		4,753,605

(1)
No further grants were made under our 2014 Equity Incentive Plan after the completion of our initial public offering on May 4, 2017.
(2)
The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2017 Equity Incentive Plan, an additional 3,534,599 shares were added to the number of available shares effective January 1, 2024, which are not included in the table.
(3)
The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 550,000 shares or (iii) such lesser number of shares determined by our Board. The Board acted not to increase the number of shares of common stock reserved for future issuance under the 2017 Employee Stock Purchase Plan as of January 1, 2024.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Parties

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant, or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Party Transactions

Below are our related-party transactions since January 1, 2022, to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Executive Officer and Director Compensation — Employment Arrangements” and “Director Compensation — Cash and Equity Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, dated January 6, 2017, with the holders of our convertible preferred stock and certain holders of our common stock, including Shira Capital LLP, Takeda, Divo Holdings, LLC, Dr. Levin, our Chief Executive Officer and Chairman of our Board, and Dr. During, our former President and Chief Scientific Officer. This agreement provides that these holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we otherwise file. In addition to the registration rights, this agreement provides for certain information rights and rights of first refusal in favor of holders of our convertible preferred stock with regard to certain issuances of our capital stock. The information rights and rights of first refusal terminated immediately prior to the completion of our initial public offering. The registration rights will terminate upon the earliest of (1) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect, (2) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act and (3) five (5) years after the completion of our initial public offering. The amended and restated investors’ rights agreement terminated on May 4, 2022.

Indemnification Agreements

The Company provides indemnification for its directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Bylaws, the Company is required to indemnify its directors and executive officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 9, 2024, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable within 60 days of April 9, 2024 and Series A preferred stock convertible within 60 days of April 9, 2024. Warrants, options to purchase shares of our common stock that are exercisable and shares of Series A preferred stock that are convertible within 60 days of April 9, 2024, are deemed to be beneficially owned by the persons holding these warrants, options or shares of Series A preferred stock for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Beneficial ownership with respect to an individual holder excludes shares of Series A preferred stock, each of which is convertible into 1,000 shares of our common stock, provided that the holder would not beneficially own in the aggregate more than 9.99% or 14.99%, which percentage may be changed at the holder’s election to any other number less than or equal to 19.99% upon 61 days’ notice (the “Series A Blocker”). Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 70,810,661 shares of our common stock outstanding as of April 9, 2024. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Ovid Therapeutics Inc., 441 Ninth Avenue, 14th Floor, New York, NY 10001.

	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Greater than 5% Stockholders:
Takeda Pharmaceutical Company Limited(1)	8,781,996	12.2%
Entities affiliated with Biotechnology Value Fund, L.P.(2)	6,851,051	9.7%
Entities affiliated with EcoR1 Capital, LLC(3)	6,117,400	8.6%
Rubric Capital Management LP(4)	5,315,969	7.5%
BlackRock, Inc.(5)	4,319,918	6.1%
Madison Avenue International LP(6)	3,648,509	5.2%
Directors and Named Executive Officers:
Jeremy M. Levin, DPhil, MB BChir(7)	7,136,325	9.6%
Jeffrey Rona(8)	950,106	1.3%
Thomas M. Perone(9)	724,944	1.0%
Karen Bernstein, PhD(10)	248,795	*
Bart Friedman, JD(11)	228,795	*
Barbara Duncan(12)	112,037	*
Kevin Fitzgerald, PhD(13)	58,333	*
Robert Michael Poole, MD(14)	56,666	*

All current executive officers and directors as a group (9 persons)(15)	10,259,321	13.3%

* Represents beneficial ownership of less than 1%.

(1)
Based on a Schedule 13G/A filed with the SEC on February 3, 2023, Takeda Pharmaceutical Company Limited (“Takeda”) holds sole dispositive power and sole voting power with respect to 1,781,996 of the shares, and Takeda and Takeda Pharmaceuticals U.S.A, Inc. (“TPUSA”) hold shared dispositive power and shared voting power with respect to 7,000,000 of the shares. The aggregate number of shares includes 1,250,000 shares of common stock underlying the Series A preferred stock held by TPUSA, which is the number of shares issuable upon conversion of the 1,250 shares of Series A preferred stock as limited by the Series A Blocker. The address for Takeda is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo M0 103-8668, Japan and the address for TPUSA is 95 Hayden Avenue, Lexington, MA 02421.

(2)
Based on a Schedule 13G/A filed with the SEC on February 14, 2023, (i) Biotechnology Value Fund, L.P. (“BVF”) beneficially owns 3,631,500 shares of common stock, (ii) Biotechnology Value Fund II, L.P. (“BVF2”) beneficially owns 2,678,174 shares of common stock, and (iii) Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) beneficially owns 424,327 shares of common stock. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the 3,631,500 shares of common stock beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the 2,678,174 shares of common stock beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the 424,327 shares of common stock beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 6,309,674 shares of common stock beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 6,631,051 shares of common stock beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain Partners managed account (the “Partners Managed Account”), including 117,050 shares of common stock held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 6,851,051 shares of common stock beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 6,851,051 shares of common stock beneficially owned by BVF Inc. The foregoing should not be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of any shares of Common Stock owned by another Reporting Person. BVF GP disclaims beneficial ownership of the shares of Common Stock beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares of Common Stock beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares of Common Stock beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares of Common Stock beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of Common Stock beneficially owned by BVF, BVF2, Trading Fund OS, and held in the Partners Managed Account, and the filing of this statement shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for each of the foregoing entities and persons is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104.

(3)
Based on a Schedule 13G/A filed with the SEC on February 10, 2023, EcoR1 Capital, LLC (“EcoR1 Capital”) and Oleg Nodelman hold shared dispositive power and shared voting power with respect to 6,117,400 of the shares and EcoR1 Capital Fund Qualified, L.P. (“ECFP”) holds shared dispositive power and shared voting power with respect to 5,760,200 of the shares. The address for EcoR1 Capital, ECFP and Mr. Nodelman is 357 Tehama Street #3, San Francisco, CA 94103.
(4)
Based on a Schedule 13G filed with the SEC on February 12, 2024, Rubric Capital Management LP (“Rubric Capital”) and David Rosen hold shared dispositive power and shared voting power with respect to 5,315,969 of the shares. The address for Rubric Capital is 155 East 44th St, Suite 1630, New York, NY 10017.
(5)
Based on a Schedule 13G filed with the SEC on January 29, 2024, BlackRock, Inc. (“BlackRock”) holds sole dispositive power and voting power with respect to 4,319,918 of the shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(6)
Based on a Schedule 13G/A filed with the SEC on February 14, 2024, Madison Avenue International LP (“Madison Avenue”), Madison Avenue Partners, LP, EMAI Management, LLC, Madison Avenue GP, LLC, Caraway Jackson Investments LLC, and Eli Samaha hold shared dispositive power and shared voting power with respect to 3,648,509 of the shares. The address for Madison Avenue is 150 East 58th St, 14th Fl, New York, NY 10155.
(7)
Includes (a) 3,616,7165 shares held directly by Dr. Levin, (b) 35,461 shares held by Divo Holdings, LLC, a limited liability company managed by Margery Feldberg, Dr. Levin’s spouse, and (c) 3,484,129 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2024.
(8)
Includes, (a) 13,756 shares held directly by Mr. Rona and (b) 936,350 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2024.
(9)
Includes, (a) 12,942 shares held directly by Mr. Perone and (b) 712,002 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2024.
(10)
Includes (a) 20,000 shares held directly by Dr. Bernstein and (b) 228,795 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2024.
(11)
Includes solely 228,795 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2024.
(12)
Includes solely 112,037 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2024.
(13)
Includes solely 56,666 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2024.
(14)
Includes solely 58,333 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2024.

(15)
Consists of (a) 3,701,635 shares of common stock held by all executive officers and directors as a group and (b) 6,557,686 shares that all executive officers and directors as a group have the right to acquire from us within 60 days of April 9, 2024 pursuant to the exercise of stock options.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with the following exceptions: Dr. Levin filed an amended Form 4 on February 14, 2024 to report a gift of shares that was inadvertently omitted from his Form 4 that was filed on October 10, 2019.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Ovid Therapeutics Inc. Direct your written request to Ovid Therapeutics Inc., 441 Ninth Avenue, 14th Floor, New York, NY 10001, Attn: Thomas M. Perone, General Counsel, Corporate Secretary, or contact Mr. Perone at (646) 661-7661. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2024 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

/s/ Thomas M. Perone

Thomas M. Perone General Counsel & Corporate Secretary

April 24, 2024

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at www.ovidrx.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available without charge upon written request to: Ovid Therapeutics Inc., 441 Ninth Avenue, 14th Floor, New York, New York 10001, Attn: Thomas M. Perone, General Counsel & Corporate Secretary.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V47654-P10308 The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory approval of the compensation paid to our named executive officers. 3. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s) and, in the discretion of the proxies, upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. For Against Abstain OVID THERAPEUTICS INC. The Board of Directors recommends you vote FOR the following: OVID THERAPEUTICS INC. 441 NINTH AVENUE, 14TH FLOOR NEW YORK, NY 10001 ATTN: DANIELLE MANN Nominees: 1. Election of Class I directors. 1b. Robert Michael Poole 1a. Barbara Duncan Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OVID2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w For Withhold

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V47655-P10308 OVID THERAPEUTICS INC. 2024 Annual Meeting of Stockholders June 6, 2024 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jeremy M. Levin and Thomas M. Perone, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OVID THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/OVID2024 at 10:00 AM, EDT on June 6, 2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side